UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2004

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	0-27444	75-2560895
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3232 MCKINNEY AVENUE, SUITE 1000 DALLAS, TEXAS	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 740-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 27, 2004, SOURCECORP, Incorporated (the “Company”) reported in a Current Report on Form 8-K (the “Report”) that it has initiated an investigation of the financial results of one of the Company’s operating subsidiaries in the Information Management Division of the Company’s Information Management and Distribution reportable segment. The Company is providing additional background regarding the investigation. The operating subsidiary that is the subject of the investigation was acquired by the Company in March 2001 pursuant to an acquisition agreement that required the Company to make earn out payments to the seller if certain financial hurdles were achieved by the subsidiary. The last earn out period under the agreement for which such hurdles were measured ended February 28, 2004.

As noted in the Report, the Company has preliminarily identified adjustments to the Company’s previously reported financial results. Certain of these adjustments relate to services that were performed and delivered to certain customers in excess of the volume and/or revenue limits set by the relevant contracts. The Company is also in the process of attempting to confirm that other contract specifications for such contracts were complied with by the Company to the satisfaction of the customers. As noted in the Report, the Company has not concluded yet that all of the revenue that is the subject of the adjustments disclosed in the Report will be recognizable by the Company. The Company is also reviewing other material contracts of the operating subsidiary as a part of the investigation.

The Company is continuing the investigation and reiterates that it intends to review and assess the potential impact that the adjustments described in the Report and otherwise identified in the investigation may have on the Company’s Statement of Operations, Balance Sheet and Statement of Cash Flow, as well as the potential impact that any other adjustments related to the Company’s investigation may have on its previously reported financial statements, including those for periods other than 2003 and 2004.

In a separate Current Report on Form 8-K also filed by the Company on October 27, 2004 (the “Second Report”), the Company furnished disclosure that it was revising its guidance for the second half of 2004. The Company believes that approximately $.12 of the reduction to prior earnings per share guidance described in the Second Report is attributable to funding delays associated with a government contract. There can be no assurance when, if ever, such funding will be made.

The statements in this report that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, the statements relating to the anticipated impact of adjustments to our restated financial statements and our ongoing investigation, any financial estimates, projections, and estimates of future contract values included in this press release. The aforementioned risks and uncertainties include, without limitation, the uncertainty of completing our investigation in a timely manner and the actual costs and results of such investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in the Company’s other filings with the Securities and

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Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCECORP, INCORPORATED

Date: November 1, 2004	By:	/s/ Ed. H. Bowman
Ed. H. Bowman Chief Executive Officer and President

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